Exhibit 99.1

UnionBanCal Corporation Reports Third Quarter Earnings Per Share from
                    Continuing Operations of $1.08


    SAN FRANCISCO--(BUSINESS WIRE)--Oct. 18, 2007--UnionBanCal
Corporation (NYSE:UB):

Third Quarter 2007 Highlights:

-- Credit quality remains strong
    -- Nonperforming assets just 0.10 percent of total assets at quarter-end
    -- Net charge-offs of only $2 million
-- Strong year-over-year organic loan growth across all major categories
     -- Average total loans up 9.8 percent
     -- Average core commercial loans up 6.8 percent
-- Average noninterest bearing deposits comprised 32.8 percent of average total deposits


    UnionBanCal Corporation (NYSE:UB) today reported third quarter 2007 net income of $127.5 million, or $0.92 per diluted common share, compared with $1.20 per diluted common share a year earlier. Net income for third quarter 2007 included a net loss from discontinued operations of $22.6 million, or $0.16 per diluted common share, comprised of a previously disclosed $21.6 million Department of Justice penalty, $1.6 million in professional services expense, and a $0.6 million income tax benefit, all related to the international correspondent banking business that was sold in the third quarter of 2005.

    Third quarter 2007 income from continuing operations was $150.1 million, or $1.08 per diluted common share, compared with $1.21 per diluted common share a year earlier. Income from continuing operations for third quarter 2007 included $7.9 million, or $0.06 per diluted common share, in incremental tax expense relating to prior periods.

    For the first nine months of 2007, income from continuing operations was $465 million, or $3.34 per diluted common share, compared with income from continuing operations for the first nine months of 2006 of $536 million, or $3.71 per diluted common share.

    "The operating environment continues to be challenging for our deposit businesses," said Masaaki Tanaka, President and Chief Executive Officer. "An ongoing deposit mix shift, coupled with higher deposit rates, has pressured net interest income and earnings. At the same time, some of the strengths of the UnionBanCal business model were highlighted during the third quarter. Since we do not engage in sub-prime real estate lending and satisfy most of our funding needs through our deposit businesses, we were negligibly affected by the turbulence in the residential real estate and credit markets. I'm also pleased to note that third quarter net charge-offs were only $2 million and our high quality portfolio of residential and commercial real estate loans had no charge-offs," concluded Mr. Tanaka.

    "While challenges to our deposit businesses remain, I am encouraged by other aspects of the Company's core performance," said Vice Chairman and Chief Operating Officer Philip Flynn. "Third quarter loan growth was solid and strongly underwritten in all categories. Our commercial and residential real estate portfolios are well diversified and continue to perform well. In addition, fee income results were better than we expected, and our focus on expense management continued to produce results," concluded Mr. Flynn.

    Summary of Third Quarter Results From Continuing Operations

    Third Quarter Total Revenue

    For third quarter 2007, total revenue (taxable-equivalent net interest income plus noninterest income) was $664.6 million, down 2.0 percent compared with third quarter 2006. Net interest income decreased 6.9 percent, and noninterest income increased 8.5 percent. Compared with second quarter 2007, total revenue was up 0.5 percent, with net interest income down 0.5 percent and noninterest income increasing 2.6 percent.

    Third Quarter Net Interest Income (Taxable-equivalent)

    Net interest income was $428.8 million in third quarter 2007, down $31.8 million, or 6.9 percent, from the same quarter a year ago, primarily due to a deposit mix shift from noninterest bearing and low-cost deposits into higher-cost deposits, partially offset by strong loan growth and higher yields on earning assets.

    Average earning assets in third quarter 2007 increased $3.0 billion, or 6.6 percent, compared to third quarter 2006, primarily due to a $3.5 billion, or 9.8 percent, increase in average loans. Average commercial loans increased $1.0 billion, or 7.7 percent, with average core commercial loans, which exclude title and escrow loans, up 6.8 percent. Title and escrow loans, which are highly rate-advantaged and more volatile than other commercial loans, increased $0.2 billion, or
21.5 percent. Average residential mortgage loans increased $1.2 billion, or 10.2 percent; average commercial mortgage loans increased $0.7 billion, or 12.4 percent; and average construction loans increased $0.4 billion, or 19.1 percent, year over year. Virtually all of the increase in average construction loans was in income-producing properties.

    Compared to third quarter 2006, average interest bearing deposits increased $4.7 billion, or 19.9 percent, while average noninterest bearing deposits decreased $3.2 billion, or 18.9 percent. The decline in noninterest bearing deposits was due to a $2.0 billion, or 17.0 percent, decrease in average other commercial noninterest bearing deposits; a $0.8 billion, or 34.3 percent, decrease in average title and escrow deposits; and a $0.4 billion, or 13.1 percent, decrease in average consumer noninterest bearing deposits. Average other commercial and average consumer noninterest bearing deposits both declined primarily due to changes in customer behavior in response to higher short-term interest rates, and average title and escrow deposits decreased due to reduced residential real estate activity.

    Average noninterest bearing deposits represented 32.8 percent of average total deposits in third quarter 2007. The annualized average all-in cost of funds was 2.78 percent, reflecting the Company's strong average core deposit-to-loan ratio of 82.4 percent and the high proportion of noninterest bearing deposits to total deposits.

    The average yield on earning assets of $48.9 billion was 6.19 percent, up 13 basis points over third quarter 2006, with the average loan yield increasing 8 basis points. The average rate on interest bearing liabilities of $33.7 billion was 3.91 percent, up 50 basis points compared with third quarter 2006, reflecting higher short-term interest rates and an unfavorable shift in deposit mix due to heightened competition for deposits. The net interest margin in third quarter 2007 was 3.50 percent, compared with 4.00 percent in third quarter 2006.

    Third quarter 2007 net interest income declined 0.5 percent from second quarter 2007. Average loans increased $645 million, or 1.7 percent. Average commercial loans decreased $352 million, or 2.4 percent, which was comprised of an increase in core commercial loans of $191 million, or 1.5 percent, offset by a decrease in title and escrow loans of $543 million, or 36 percent. Average residential mortgage loans increased $603 million, or 4.8 percent, and average commercial mortgage loans increased $174 million, or 2.8 percent. Average interest bearing deposits increased $0.6 billion, or 2.1 percent, while average noninterest bearing deposits decreased $1.2 billion, or 8.0 percent. The average yield on earning assets increased 8 basis points and the average rate on interest bearing liabilities increased 8 basis points. The net interest margin decreased 6 basis points to 3.50 percent.

    Third Quarter Noninterest Income

    In third quarter 2007, noninterest income was $235.7 million, up $18.5 million, or 8.5 percent, from the same quarter a year ago. Service charges on deposit accounts decreased $2.9 million, or 3.6 percent, primarily due to lower account analysis fees. Trust and investment management fees increased $3.7 million, or 7.8 percent, primarily due to an increase in trust assets. Trading account gains increased by $7.5 million, or 52 percent, driven primarily by an increase in interest rate swap transactions during third quarter 2007. Gain on private capital investments, net, was $12.2 million, an increase of $4.5 million compared with the same quarter a year earlier.

    Third quarter 2007 noninterest income increased $5.9 million, or
2.6 percent, compared with second quarter 2007. Trading account activities increased by $8.0 million, while gain on private capital investments, net, declined $8.0 million, compared to the preceding quarter.

    Third Quarter Noninterest Expense

    Noninterest expense for third quarter 2007 was $408.4 million, a decrease of $8.6 million, or 2.1 percent, compared with third quarter 2006. Salaries and employee benefits expense decreased $8.0 million, or 3.3 percent, primarily due to lower pension and workers compensation expense. Outside services expense decreased $10.5 million, or 32.9 percent, primarily due to lower cost of services related to title and escrow balances. Professional services expense increased $6.0 million, or 49.3 percent, primarily due to higher compliance-related expense. Foreclosed asset expense was negligible for both quarters. The provision for losses on off-balance sheet commitments was $4 million in third quarter 2007 compared to zero in third quarter 2006.

    Noninterest expense decreased $3.4 million, or 0.8 percent, compared with second quarter 2007. Salaries and employee benefits expense decreased $14.9 million, or 5.9 percent, primarily due to lower workers compensation expense and other employee benefit expense. Professional services expense increased $6.2 million, or 51.7 percent, primarily due to higher compliance-related expense. The provision for losses on off-balance sheet commitments was $4 million, compared with zero in the prior quarter.

    Income Tax Expense

    Third quarter 2007 income tax expense included an $11.6 million adjustment to income taxes for 2006. The adjustment, which increased income tax expense for the third quarter 2007, was due primarily to the difference between the estimate of California state tax expense for last year and the taxes reported in the Company's 2006 tax return, which was filed on the worldwide unitary basis. The state of California requires the Company to file franchise tax returns as a member of either a worldwide or a water's edge unitary group that includes the majority stockholder, The Bank of Tokyo-Mitsubishi-UFJ, Ltd. (BTMU), and other affiliates of the Mitsubishi-UFJ Financial Group (MUFG). Changes between MUFG's estimated and actual income for the fiscal year ended March 31, 2007, as reported in Form 20-F, filed with the SEC on September 21, 2007, affected the Company's California taxes for the 2006 year.

    In addition, during the third quarter the accrual of California tax expense for 2007 was increased by approximately $3.9 million, primarily as a result of increased income reported by MUFG for its most recent reporting period as well as estimates of MUFG's income for the year ending March 31, 2008.

    Partially offsetting the two items summarized above was a $7.6 million state tax benefit recognized in third quarter 2007 as a result of the settlement of an audit of Company tax returns for the tax year 2002.

    Income tax expense on continuing operations for the third quarter was $87.7 million. The effective tax rate for the third quarter 2007 was 36.9 percent, compared with an effective tax rate of 33.6 percent for the third quarter 2006. The effective tax rate for the third quarter 2007, excluding adjustments for state taxes as described above, was 33.6 percent.

    The effective tax rate for the first nine months of 2007 was 34.0 percent, compared to 33.8 percent for the same period in 2006.

    Year-to-Date Results From Continuing Operations

    Total revenue for the first nine months of 2007 was $1.98 billion, a decrease of $72 million, or 3.5 percent, compared with total revenue of $2.05 billion in the same period of 2006. Net interest income decreased $105 million, or 7.6 percent, and noninterest income increased $34 million, or 5.2 percent.

    Net interest income was $1.3 billion in the first nine months of 2007, a 7.6 percent decrease from prior year, primarily due to a deposit mix shift from noninterest bearing and low-cost deposits into higher-cost deposits, partially offset by strong loan growth and higher yields on earning assets. Average loans increased $3.8 billion, or 10.9 percent, while average total deposits increased $2.4 billion, or 6.0 percent. Average interest bearing deposits increased $5.1 billion, or 22.8 percent, while average noninterest bearing deposits decreased by $2.7 billion, or 15.7 percent. The net interest margin was 3.55 percent, down 64 basis points.

    Noninterest income in the first nine months of 2007 was $688 million, an increase of $33.7 million, or 5.2 percent, over the same period in 2006. Service charges on deposit accounts decreased $14.2 million, or 5.9 percent, primarily due to lower account analysis fees. Trust and investment fees increased by $5.4 million, or 3.7 percent, due to higher trust account balances. Gain on private capital investments, net, was $41.5 million, an increase of $27.3 million compared to the same period last year.

    For the first nine months of 2007, noninterest expense decreased $2.2 million, or 0.2 percent, compared with the first nine months of 2006. Outside services expense decreased $31.1 million, or 34.1 percent, primarily due to lower cost of services related to title and escrow balances. Professional services expense increased $3.5 million, or 7.9 percent, due to higher compliance-related costs. Foreclosed asset expense was $0.1 million, compared with income of $15.3 million last year, due to gains on the sale of other real estate owned recorded in 2006. The provision for off-balance sheet commitments was $5 million in the first nine months of 2007, compared with negative $7 million in the first nine months of 2006.

    Credit Quality

    Nonperforming assets at September 30, 2007, were $53 million, or
0.10 percent of total assets. This compares with $30 million, or 0.06 percent of total assets, at June 30, 2007, and $48 million, or 0.09 percent of total assets, at September 30, 2006.

    In third quarter 2007, the total provision for credit losses was $20 million, compared with a total provision for credit losses of $5 million in second quarter 2007, and zero in third quarter 2006. The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off balance sheet commitments, which is classified in noninterest expense. The increase in total provision expense in third quarter 2007 was primarily due to loan grade migration in certain sectors of the real estate portfolio and strong loan growth at the end of the quarter. In third quarter 2007, net charge-offs were $2 million, unchanged from second quarter 2007 and third quarter 2006.

    At September 30, 2007, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 1.10 percent and 853 percent, respectively. These ratios were 1.11 percent and 1,457 percent, respectively, at June 30, 2007, and 1.14 percent and 850 percent, respectively, at September 30, 2006.

    Balance Sheet and Capital Ratios

    At September 30, 2007, the Company had total assets of $54.3 billion. Total loans were $39.7 billion and total deposits were $42.3 billion, resulting in a period-end deposit-to-loan ratio of 107 percent. At period-end, total stockholders' equity was $4.7 billion and the tangible common equity ratio was 7.79 percent. The Company's Tier I and total risk-based capital ratios at period-end were 8.40 percent and 11.28 percent, respectively.

    Stock Repurchases

    During third quarter 2007, the Company repurchased approximately 3,000 shares of common stock at a total price of $0.2 million, or an average of $58.26 per repurchased share. During the first nine months of 2007, the Company repurchased 1.4 million shares of common stock at a total price of $88 million, or an average of $62.73 per repurchased share. At September 30, 2007, the Company had remaining repurchase authority of $562 million.

    Common shares outstanding at September 30, 2007, were 138.5 million, a decrease of 1.8 million shares, or 1.3 percent, from one year earlier.

    Fourth Quarter 2007 Forecast

    The Company currently estimates that fourth quarter 2007 fully diluted earnings per share will be in the range of $1.07 to $1.12, including a total provision for credit losses of approximately $15 million.

    Non-GAAP Financial Measures

    This press release contains certain references to financial measures identified as being stated on an "adjusted basis" or that adjust for or exclude certain tax items, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Because these items and their impact on the Company's performance are difficult to predict, management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

    Forward-Looking Statements

    The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "continue," "expect," "target," "anticipate," "intend," "plan," "estimate," "potential," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to earnings forecasts, provision for credit losses, taxes, trends in deposit pricing, deposit mix, and net interest margin and their impact on the Company and its future performance, the Company's loan portfolio, competitive positioning and earnings power.

    There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company's forward-looking statements. Many of these factors are beyond the Company's ability to control or predict and could have a material adverse effect on the Company's stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, adverse economic and fiscal conditions in California; increased energy costs; global political and general economic conditions related to the war on terrorism and other hostilities; fluctuations in interest rates; the controlling interest in UnionBanCal Corporation of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a wholly-owned subsidiary of Mitsubishi UFJ Financial Group, Inc.; the effects of filing taxes on the worldwide unitary basis; competition in the banking and financial services industries; deposit pricing pressures; the levels of commercial and residential real estate activity in our market; adverse effects of current and future banking laws, rules and regulations and their enforcement, including the previously disclosed agreements with regulatory and governmental authorities related to the Company's Bank Secrecy Act/Anti-Money Laundering compliance program; effects of governmental fiscal or monetary policies; legal or regulatory proceedings or investigations; declines or disruptions in the stock or bond markets which may adversely affect the Company or the Company's borrowers or other customers; changes in accounting practices or requirements; and risks associated with various strategies the Company may pursue, including potential acquisitions, divestitures and restructurings.

    A complete description of the Company, including related risk factors, is discussed in the Company's public filings with the Securities and Exchange Commission, which are available by calling
(415) 765-2969 or online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

    Conference Call and Webcast

    The Company will conduct a conference call to review third quarter 2007 results at 8:30 AM Pacific Time (11:30 AM Eastern Time) on October 19, 2007. Interested parties calling from locations within the United States should call 888-400-7916 (703-925-2612 from outside the United States) 10 minutes prior to the beginning of the conference.

    A live webcast of the call will be available at http://www.unionbank.com. You may access the Investor Relations section of the website via the "About Union Bank" link from the homepage. The webcast replay will be available on the website within 24 hours after the conclusion of the call, and will remain on the website for a period of one year.

    A recorded playback of the conference call will be available by calling 800-475-6701, (320-365-3844 from outside the United States) from approximately 12:00 PM Pacific Time (3:00 PM Eastern Time), October 19, through 11:59 PM Pacific Time, October 26 (2:59 AM Eastern Time, October 27). The reservation number for this playback is 889677.

    Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $54.3 billion at September 30, 2007. Its primary subsidiary, Union Bank of California, N.A., had 323 banking offices in California, Oregon and Washington, and 2 international offices at September 30, 2007.


               UnionBanCal Corporation and Subsidiaries
                   Financial Highlights (Unaudited)
                              Exhibit 1

                                                      Percent Change
                                                             to
                As of and for the Three Months Ended  Sept. 30, 2007
                                                            from
               -------------------------------------- ----------------
                Sept. 30,     June 30,    Sept. 30,    Sept.  June 30,
                                                         30,
(Dollars in
 thousands,
 except per
 share data)      2006         2007         2007        2006    2007
--------------------------- ------------ ------------ ----------------
Results of
 operations:
Net interest
 income (1)       $460,596     $431,124     $428,834   (6.90%) (0.53%)
Noninterest
 income            217,255      229,845      235,732    8.50%   2.56%
               ------------ ------------ ------------
Total revenue      677,851      660,969      664,566   (1.96%)  0.54%
Noninterest
 expense           417,021      411,865      408,420   (2.06%) (0.84%)
Provision for
 loan losses        -             5,000       16,000     nm      nm
               ------------ ------------ ------------
Income from
 continuing
 operations
 before income
 taxes (1)         260,830      244,104      240,146   (7.93%) (1.62%)
Taxable-
 equivalent
 adjustment          1,872        2,251        2,389   27.62%   6.13%
Income tax
 expense            87,048       76,499       87,662    0.71%  14.59%
               ------------ ------------ ------------
Income from
 continuing
 operations       $171,910     $165,354     $150,095  (12.69%) (9.23%)
Loss from
 discontinued
 operations         (1,204)      -           (22,636)    nm      nm
               ------------ ------------ ------------
Net income        $170,706     $165,354     $127,459  (25.33%)(22.92%)
               ============ ============ ============

Per common
 share:
Basic
 earnings:
  From
   continuing
   operations        $1.22        $1.20        $1.09  (10.66%) (9.17%)
  Net income          1.21         1.20         0.93  (23.14%)(22.50%)
Diluted
 earnings:
  From
   continuing
   operations         1.21         1.19         1.08  (10.74%) (9.24%)
  Net income          1.20         1.19         0.92  (23.33%)(22.69%)
Dividends (2)         0.47         0.52         0.52   10.64%   0.00%
Book value
 (end of
 period)             33.17        33.45        33.71    1.63%   0.78%
Common shares
 outstanding
 (end of
 period) (3)   140,326,737  138,314,564  138,523,666   (1.28%)  0.15%
Weighted
 average
 common shares
 outstanding -
 basic (3)     140,941,823  137,476,765  137,667,976   (2.32%)  0.14%
Weighted
 average
 common shares
 outstanding -
 diluted (3)   142,566,089  139,137,955  139,067,952   (2.45%) (0.05%)

Balance sheet
 (end of
 period):
Total assets
 (4)           $52,013,256  $53,173,833  $54,343,045    4.48%   2.20%
Total loans     35,673,469   37,743,222   39,745,341   11.41%   5.30%
Nonperforming
 assets             47,803       29,826       52,562    9.96%  76.23%
Total deposits  41,820,206   42,090,306   42,346,091    1.26%   0.61%
Medium and
 long-term
 debt            1,517,977    1,835,495    1,871,726   23.30%   1.97%
Stockholders'
 equity          4,654,789    4,627,147    4,669,454    0.32%   0.91%

Balance sheet
 (period
 average):
Total assets   $50,777,419  $53,116,454  $53,495,685    5.35%   0.71%
Total loans     35,965,823   38,839,769   39,484,785    9.78%   1.66%
Earning assets  45,854,645   48,443,246   48,901,507    6.64%   0.95%
Total deposits  40,582,139   42,684,022   42,066,338    3.66%  (1.45%)
Stockholders'
 equity          4,578,635    4,588,061    4,664,229    1.87%   1.66%

Financial
 ratios (5):
Return on
 average
 assets (6) :
  From
   continuing
   operations         1.34%        1.25%        1.11%
  Net income          1.33%        1.25%        0.95%
Return on
 average
 stockholders'
 equity (6) :
  From
   continuing
   operations        14.90%       14.46%       12.77%
  Net income         14.79%       14.46%       10.84%
Efficiency
 ratio (7)           61.55%       62.31%       60.85%
Net interest
 margin (1)           4.00%        3.56%        3.50%
Dividend
 payout ratio        38.52%       43.33%       47.71%
Tangible
 common equity
 ratio                8.09%        7.87%        7.79%
Tier 1 risk-
 based capital
 ratio (4) (8)        8.68%        8.59%        8.40%
Total risk-
 based capital
 ratio (4) (8)       11.74%       11.54%       11.28%
Leverage ratio
 (4) (8)              8.47%        8.30%        8.39%
Allowance for
 loan losses
 to:
  Total loans         0.92%        0.89%        0.88%
  Nonaccrual
   loans            683.96%    1,170.08%      683.96%
Allowances for
 credit losses
 to (9) :
  Total loans         1.14%        1.11%        1.10%
  Nonaccrual
   loans            850.01%    1,456.97%      852.52%
Net loans
 charged off
 to average
 total loans
 (6)                  0.02%        0.02%        0.02%
Nonperforming
 assets to
 total loans
 and
 foreclosed
 assets               0.13%        0.08%        0.13%
Nonperforming
 assets to
 total assets
 (4)                  0.09%        0.06%        0.10%

--------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                   Financial Highlights (Unaudited)
                              Exhibit 2

                                                             Percent
                                                              Change
                                                                 to
                                   As of and for the Nine    Sept. 30,
                                         Months Ended          2007
                                                                from
                                 --------------------------- ---------
                                   Sept. 30,     Sept. 30,   Sept. 30,
(Dollars in thousands, except
 per share data)                     2006          2007        2006
---------------------------------------------- ------------- ---------
Results of operations:
Net interest income (1)          $  1,395,937  $  1,290,585    (7.55%)
Noninterest income                    654,393       688,135     5.16%
                                 ------------- -------------
Total revenue                       2,050,330     1,978,720    (3.49%)
Noninterest expense                 1,244,595     1,242,376    (0.18%)
(Reversal of) provision for loan
 losses                                (8,000)       25,000     nm
                                 ------------- -------------
Income from continuing
 operations before income taxes
 (1)                                  813,735       711,344   (12.58%)
Taxable-equivalent adjustment           4,478         6,755    50.85%
Income tax expense                    273,255       239,529   (12.34%)
                                 ------------- -------------
Income from continuing
 operations                      $    536,002  $    465,060   (13.24%)
Loss from discontinued
 operations                            (9,440)      (22,636)    nm
                                 ------------- -------------
Net income                       $    526,562  $    442,424   (15.98%)
                                 ============= =============

Per common share:
Basic earnings:
  From continuing operations     $       3.76  $       3.38   (10.11%)
  Net income                             3.70          3.21   (13.24%)
Diluted earnings:
  From continuing operations             3.71          3.34    (9.97%)
  Net income                             3.65          3.18   (12.88%)
Dividends (2)                            1.35          1.51    11.85%
Book value (end of period)              33.17         33.71     1.63%
Common shares outstanding (end
 of period) (3)                   140,326,737   138,523,666    (1.28%)
Weighted average common shares
 outstanding - basic (3)          142,371,445   137,694,682    (3.28%)
Weighted average common shares
 outstanding - diluted (3)        144,449,370   139,291,920    (3.57%)

Balance sheet (end of period):
Total assets (4)                 $ 52,013,256  $ 54,343,045     4.48%
Total loans                        35,673,469    39,745,341    11.41%
Nonperforming assets                   47,803        52,562     9.96%
Total deposits                     41,820,206    42,346,091     1.26%
Medium and long-term debt           1,517,977     1,871,726    23.30%
Stockholders' equity                4,654,789     4,669,454     0.32%

Balance sheet (period average):
Total assets                     $ 49,426,668  $ 53,196,591     7.63%
Total loans                        35,100,506    38,931,283    10.91%
Earning assets                     44,481,217    48,568,569     9.19%
Total deposits                     39,716,972    42,079,944     5.95%
Stockholders' equity                4,552,410     4,588,063     0.78%

Financial ratios (5):
Return on average assets (6) :
  From continuing operations             1.45%         1.17%
  Net income                             1.42%         1.11%
Return on average stockholders'
 equity (6) :
  From continuing operations            15.74%        13.55%
  Net income                            15.46%        12.89%
Efficiency ratio (7)                    61.79%        62.53%
Net interest margin (1)                  4.19%         3.55%
Dividend payout ratio                   35.90%        44.67%
Tangible common equity ratio             8.09%         7.79%
Tier 1 risk-based capital ratio
 (4) (8)                                 8.68%         8.40%
Total risk-based capital ratio
 (4) (8)                                11.74%        11.28%
Leverage ratio (4) (8)                   8.47%         8.39%
Allowance for loan losses to:
  Total loans                            0.92%         0.88%
  Nonaccrual loans                     683.96%       683.96%
Allowances for credit losses to
 (9) :
  Total loans                            1.14%         1.10%
  Nonaccrual loans                     850.01%       852.52%
Net loans charged off to average
 total loans (6)                         0.06%         0.02%
Nonperforming assets to total
 loans and foreclosed assets             0.13%         0.13%
Nonperforming assets to total
 assets (4)                              0.09%         0.10%

--------------------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
       Condensed Consolidated Statements of Income (Unaudited)
                      (Taxable-Equivalent Basis)
                              Exhibit 3



                   For the Three Months Ended   For the Nine Months
                                                        Ended
                  ---------------------------- -----------------------
                  Sept. 30, June 30, Sept, 30,      September 30,
(Dollars in
 thousands,
 except per share
 data)              2006      2007     2007       2006        2007
----------------- --------- -------- --------- ----------- -----------
Interest Income
 (1)
 Loans            $575,799  $618,204 $640,511  $1,636,804  $1,862,217
 Securities        108,609   109,839  113,084     309,968     331,345
 Interest bearing
  deposits in
  banks                411     1,295      709       1,570       3,113
 Federal funds
  sold and
  securities
  purchased under
  resale
  agreements        12,024     7,809    4,683      20,594      23,644
 Trading account
  assets             1,832     1,601    1,898       5,047       5,200
                  --------- -------- --------- ----------- -----------
  Total interest
   income          698,675   738,748  760,885   1,973,983   2,225,519
                  --------- -------- --------- ----------- -----------

Interest Expense
 Deposits          182,298   246,175  259,497     441,284     727,929
 Federal funds
  purchased and
  securities sold
  under
  repurchase
  agreements         4,891    10,120   14,284      22,148      37,928
 Commercial paper   20,835    17,429   19,753      52,420      59,446
 Medium and long-
  term debt         21,974    28,973   26,957      49,246      75,625
 Trust notes           239       238      239         715         715
 Other borrowed
  funds              7,842     4,689   11,321      12,233      33,291
                  --------- -------- --------- ----------- -----------
  Total interest
   expense         238,079   307,624  332,051     578,046     934,934
                  --------- -------- --------- ----------- -----------

Net Interest
 Income (1)        460,596   431,124  428,834   1,395,937   1,290,585
 (Reversal of)
  provision for
  loan losses            -     5,000   16,000      (8,000)     25,000
                  --------- -------- --------- ----------- -----------
  Net interest
   income after
   (reversal of)
   provision for
   loan losses     460,596   426,124  412,834   1,403,937   1,265,585
                  --------- -------- --------- ----------- -----------

Noninterest
 Income
 Service charges
  on deposit
  accounts          79,083    77,218   76,210     242,555     228,373
 Trust and
  investment
  management fees   47,555    51,585   51,262     146,050     151,407
 Insurance
  commissions       17,301    16,501   15,988      54,571      52,739
 Trading account
  activities        14,311    13,838   21,795      41,495      50,473
 Brokerage
  commissions and
  fees               8,531     9,533   10,476      26,656      29,669
 Merchant banking
  fees              11,655     8,809   10,031      28,280      27,917
 Card processing
  fees, net          7,241     7,824    7,785      21,144      22,736
 Securities
  gains, net            43       230      171       1,822       1,621
 Other              31,535    44,307   42,014      91,820     123,200
                  --------- -------- --------- ----------- -----------
  Total
   noninterest
   income          217,255   229,845  235,732     654,393     688,135
                  --------- -------- --------- ----------- -----------

Noninterest
 Expense
 Salaries and
  employee
  benefits         244,613   251,430  236,575     745,745     746,520
 Net occupancy      35,753    35,244   39,017     103,109     109,398
 Outside services   31,890    18,851   21,394      91,203      60,081
 Equipment          17,387    16,367   15,964      52,155      48,885
 Professional
  services          12,169    11,970   18,162      43,754      47,219
 Software           15,334    15,136   15,325      47,001      44,657
 Communications      9,942     8,855    9,965      30,555      28,611
 Foreclosed asset
  expense
  (income)            (183)        9       37     (15,332)         55
 (Reversal of)
  provision for
  losses on off-
  balance sheet
  commitments            -         -    4,000      (7,000)      5,000
 Other              50,116    54,003   47,981     153,405     151,950
                  --------- -------- --------- ----------- -----------
  Total
   noninterest
   expense         417,021   411,865  408,420   1,244,595   1,242,376
                  --------- -------- --------- ----------- -----------

 Income from
  continuing
  operations
  before income
  taxes (1)        260,830   244,104  240,146     813,735     711,344
 Taxable-
  equivalent
  adjustment         1,872     2,251    2,389       4,478       6,755
 Income tax
  expense           87,048    76,499   87,662     273,255     239,529

                  --------- -------- --------- ----------- -----------
Income from
 Continuing
 Operations        171,910   165,354  150,095     536,002     465,060
                  --------- -------- --------- ----------- -----------

 Loss from
  discontinued
  operations
  before income
  taxes             (2,061)        -  (23,297)    (15,233)    (23,297)
 Income tax
  benefit             (857)        -     (661)     (5,793)       (661)
                  --------- -------- --------- ----------- -----------
Loss from
 Discontinued
 Operations         (1,204)        -  (22,636)     (9,440)    (22,636)
                  --------- -------- --------- ----------- -----------
Net Income        $170,706  $165,354 $127,459    $526,562    $442,424
                  ========= ======== ========= =========== ===========

Income from
 continuing
 operations per
 common share -
 basic               $1.22     $1.20    $1.09       $3.76       $3.38
                  ========= ======== ========= =========== ===========
Net income per
 common share -
 basic               $1.21     $1.20    $0.93       $3.70       $3.21
                  ========= ======== ========= =========== ===========
Income from
 continuing
 operations per
 common share -
 diluted             $1.21     $1.19    $1.08       $3.71       $3.34
                  ========= ======== ========= =========== ===========
Net income per
 common share -
 diluted             $1.20     $1.19    $0.92       $3.65       $3.18
                  ========= ======== ========= =========== ===========
Weighted average
 common shares
 outstanding -
 basic             140,942   137,477  137,668     142,371     137,695
                  ========= ======== ========= =========== ===========
Weighted average
 common shares
 outstanding -
 diluted           142,566   139,138  139,068     144,449     139,292
                  ========= ======== ========= =========== ===========


-----------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                     Consolidated Balance Sheets
                              Exhibit 4

                                (Unaudited)               (Unaudited)
                                 Sept. 30,     Dec. 31,    Sept. 30,
(Dollars in thousands)              2006         2006         2007
------------------------------- ------------ ------------ ------------
Assets
 Cash and due from banks        $ 2,168,245  $ 2,213,782  $ 1,715,745
 Interest bearing deposits in
  banks                              26,700      824,456      151,000
 Federal funds sold and
  securities purchased under
  resale agreements               1,827,000      943,200      381,604
                                ------------ ------------ ------------
  Total cash and cash
   equivalents                    4,021,945    3,981,438    2,248,349
Trading account assets              360,267      376,321      507,961
Securities available for sale:
 Securities pledged as
  collateral                         58,877       89,184       77,732
 Held in portfolio                8,582,667    8,667,038    8,427,777
Loans (net of allowance for
 loan losses: September 30,
 2006, $326,955; December 31,
 2006, $331,077; September 30,
 2007, $350,491)                 35,346,514   36,340,646   39,394,850
Due from customers on
 acceptances                         25,851       17,834       18,648
Premises and equipment, net         499,702      495,302      483,374
Intangible assets                    32,331       28,930       22,201
Goodwill                            453,489      453,489      453,489
Other assets                      2,594,084    2,148,954    2,708,664
Assets of discontinued
 operations to be disposed or
 sold                                37,529       20,440            -
                                ------------ ------------ ------------
  Total assets                  $52,013,256  $52,619,576  $54,343,045
                                ============ ============ ============

Liabilities
 Noninterest bearing            $17,446,321  $17,113,890  $13,675,887
 Interest bearing                24,373,885   24,855,478   28,670,204
                                ------------ ------------ ------------
  Total deposits                 41,820,206   41,969,368   42,346,091
Federal funds purchased and
 securities sold under
 repurchase agreements              265,596    1,083,927    1,823,872
Commercial paper                  1,859,747    1,661,163    1,706,135
Other borrowed funds                308,080      432,401      299,027
Acceptances outstanding              25,851       17,834       18,648
Other liabilities                 1,542,719    1,545,165    1,593,546
Medium and long-term debt         1,517,977    1,318,847    1,871,726
Junior subordinated debt
 payable to subsidiary grantor
 trust                               14,998       14,885       14,546
Liabilities of discontinued
 operations to be extinguished
 or assumed                           3,293        4,585            -
                                ------------ ------------ ------------
  Total liabilities              47,358,467   48,048,175   49,673,591
                                ------------ ------------ ------------



Stockholders' Equity
Preferred stock:
 Authorized 5,000,000 shares;
  no shares issued or
  outstanding as of September
  30, 2006, December 31, 2006
  and September 30, 2007                  -            -            -
Common stock, par value $1 per
 share:
 Authorized 300,000,000 shares;
  issued 155,854,756 shares as
  of September 30, 2006,
  156,460,057 shares as of
  December 31, 2006 and
  157,272,167 shares as of
  September 30, 2007                155,855      156,460      157,272
Additional paid-in capital        1,064,993    1,083,649    1,144,971
Treasury stock - 15,528,019
 shares as of September 30,
 2006, 17,352,803 shares as of
 December 31, 2006 and
 18,748,501 shares as of
 September 30, 2007                (956,545)  (1,064,606)  (1,152,157)
Retained earnings                 4,494,698    4,655,272    4,818,477
Accumulated other comprehensive
 loss                              (104,212)    (259,374)    (299,109)
                                ------------ ------------ ------------
  Total stockholders' equity      4,654,789    4,571,401    4,669,454
                                ------------ ------------ ------------
  Total liabilities and
   stockholders' equity         $52,013,256  $52,619,576  $54,343,045
                                ============ ============ ============


               UnionBanCal Corporation and Subsidiaries
                          Loans (Unaudited)
                              Exhibit 5

                                                     Percent Change to
                             Three Months Ended       September 30,
                                                         2007 from
                        ---------------------------- -----------------
                        Sept. 30, June 30, Sept. 30, Sept. 30,  June
                                                                 30,
(Dollars in
 millions)                 2006      2007     2007      2006    2007
----------------------- --------- -------- --------- --------- -------

Loans (period
 average)
 Commercial, financial
  and industrial        $13,237   $14,610  $14,258      7.71%  (2.41%)
 Construction             1,991     2,296    2,372     19.14%   3.31%
 Mortgage -
  Commercial              5,681     6,213    6,387     12.43%   2.80%
 Mortgage -
  Residential            11,971    12,591   13,193     10.21%   4.78%
 Consumer                 2,507     2,557    2,570      2.51%   0.51%
 Lease
  financing                 570       569      617      8.25%   8.44%
                        --------- -------- ---------

  Total loans
   held to
   maturity             $35,957   $38,836  $39,397      9.57%   1.44%
  Total loans
   held for sale              9         4       88      nm       nm
                        --------- -------- ---------

   Total loans          $35,966   $38,840  $39,485      9.78%   1.66%
                        ========= ======== =========

Nonperforming
 Assets (period
 end)
 Nonaccrual
  loans:
  Commercial, financial
   and industrial           $14       $19      $37      nm     94.74%
  Mortgage -
   Commercial                19        10       15    (21.05%) 50.00%
  Lease
   financing                 15         -        -   (100.00%)     -
                        --------- -------- ---------

         Total
          nonaccrual
          loans              48        29       52      8.33%  79.31%
 Foreclosed
  assets                      -         1        1      nm         -
                        --------- -------- ---------

         Total
          nonperforming
          assets            $48       $30      $53     10.42%  76.67%
                        ========= ======== =========

 Loans 90 days or more
  past due and still
  accruing                   $4       $10      $18      nm     80.00%
                        ========= ======== =========

Analysis of Allowances
 for Credit Losses
 Beginning
  balance                  $329      $333     $336

 Provision for
  loan losses                 -         5       16

 Loans charged
  off:
  Commercial, financial
   and industrial            (4)       (3)      (3)
  Consumer                   (1)       (1)      (2)
                        --------- -------- ---------
   Total loans
    charged off              (5)       (4)      (5)
                        --------- -------- ---------

 Loans
  recovered:
  Commercial, financial
   and industrial             3         2        2
  Consumer                    -         -        1
                        --------- -------- ---------
   Total loans
    recovered                 3         2        3
                        --------- -------- ---------
         Net loans
          charged off        (2)       (2)      (2)
                        --------- -------- ---------

 Ending balance of
  allowance for loan
  losses                   $327      $336     $350
 Allowance for
  off-balance
  sheet
  commitment
  losses                     79        82       86
                        --------- -------- ---------

 Allowances for
  credit losses            $406      $418     $436
                        ========= ======== =========


               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)
                              Exhibit 6


                                         For the Three Months Ended
                                        ------------------------------
                                             September 30, 2006
                                        -----------------------------
                                                    Interest  Average
                                          Average    Income/  Yield/
(Dollars in thousands)                    Balance   Expense  Rate (6)
                                                       (10)    (10)
----------------------------------------------------------------------
Assets
Loans (11)
Commercial, financial and industrial    $13,244,947 $225,177     6.74%
Construction                              1,990,535   39,147     7.80
Residential mortgage                     11,972,024  154,983     5.18
Commercial mortgage                       5,680,603  102,577     7.16
Consumer                                  2,507,524   49,672     7.86
Lease financing                             570,190    4,243     2.98
                                        ---------------------
Total loans                              35,965,823  575,799     6.37
Securities - taxable                      8,548,420  107,378     5.02
Securities - tax-exempt                      59,644    1,231     8.26
Interest bearing deposits in banks           37,351      411     4.37
Federal funds sold and securities
 purchased under resale agreements          894,039   12,024     5.34
Trading account assets                      349,368    1,832     2.08
                                        ---------------------
Total earning assets                     45,854,645  698,675     6.06
                                                    ---------
Allowance for loan losses                  (328,399)
Cash and due from banks                   2,063,653
Premises and equipment, net                 497,957
Other assets                              2,689,563
                                        ------------
Total assets                            $50,777,419
                                        ============
Liabilities
Deposits:
Transaction accounts                    $12,405,367   73,826     2.36
Savings and consumer time                 4,493,082   25,682     2.27
Large time                                6,692,874   82,790     4.91
                                        ---------------------
Total interest bearing deposits          23,591,323  182,298     3.07
                                        ---------------------
Federal funds purchased and securities
 sold under repurchase agreements           419,665    5,345     5.05
Net funding allocated from (to)
 discontinued operations (12)               (34,738)    (454)    5.18
Commercial paper                          1,645,428   20,835     5.02
Other borrowed funds                        577,533    7,842     5.39
Medium and long-term debt                 1,496,207   21,974     5.83
Trust notes                                  15,054      239     6.33
                                        ---------------------
Total borrowed funds                      4,119,149   55,781     5.37
                                        ---------------------
Total interest bearing liabilities       27,710,472  238,079     3.41
                                                    ---------
Noninterest bearing deposits             16,990,816
Other liabilities                         1,497,496
                                        ------------
Total liabilities                        46,198,784
Stockholders' Equity
Common equity                             4,578,635
                                        ------------
Total stockholders' equity                4,578,635
                                        ------------
Total liabilities and stockholders'
 equity                                 $50,777,419
                                        ============
Reported Net Interest Income/Margin
Net interest income/margin (taxable-
 equivalent basis)                                   460,596     4.00%
Less: taxable-equivalent adjustment                    1,872
                                                    ---------
Net interest income                                 $458,724
                                                    =========

----------------------------------------------------------------------


                                          For the Three Months Ended
                                         -----------------------------
                                              September 30, 2007
                                         -----------------------------
                                                     Interest Average
                                           Average   Income/  Yield/
(Dollars in thousands)                     Balance   Expense Rate (6)
                                                       (10)    (10)
----------------------------------------------------------------------
Assets
Loans (11)
Commercial, financial and industrial     $14,342,095 $246,275    6.81%
Construction                               2,371,833   46,043    7.70
Residential mortgage                      13,196,677  178,589    5.41
Commercial mortgage                        6,386,963  112,743    7.00
Consumer                                   2,570,234   50,601    7.81
Lease financing                              616,983    6,260    4.06
                                         --------------------
Total loans                               39,484,785  640,511    6.45
Securities - taxable                       8,593,958  111,934    5.21
Securities - tax-exempt                       55,236    1,150    8.32
Interest bearing deposits in banks            44,185      709    6.37
Federal funds sold and securities
 purchased under resale agreements           355,111    4,683    5.23
Trading account assets                       368,232    1,898    2.04
                                         --------------------
Total earning assets                      48,901,507  760,885    6.19
                                                     --------
Allowance for loan losses                   (335,932)
Cash and due from banks                    1,845,331
Premises and equipment, net                  485,934
Other assets                               2,598,845
                                         ------------
Total assets                             $53,495,685
                                         ============
Liabilities
Deposits:
Transaction accounts                     $14,288,967  108,653    3.02
Savings and consumer time                  4,475,522   30,453    2.70
Large time                                 9,515,315  120,391    5.02
                                         --------------------
Total interest bearing deposits           28,279,804  259,497    3.64
                                         --------------------
Federal funds purchased and securities
 sold under repurchase agreements          1,130,404   14,284    5.01
Net funding allocated from (to)
 discontinued operations (12)                      -        -       -
Commercial paper                           1,559,098   19,753    5.03
Other borrowed funds                         828,655   11,321    5.42
Medium and long-term debt                  1,846,674   26,957    5.79
Trust notes                                   14,601      239    6.53
                                         --------------------
Total borrowed funds                       5,379,432   72,554    5.35
                                         --------------------
Total interest bearing liabilities        33,659,236  332,051    3.91
                                                     --------
Noninterest bearing deposits              13,786,534
Other liabilities                          1,385,686
                                         ------------
Total liabilities                         48,831,456
Stockholders' Equity
Common equity                              4,664,229
                                         ------------
Total stockholders' equity                 4,664,229
                                         ------------
Total liabilities and stockholders'
 equity                                  $53,495,685
                                         ============
Reported Net Interest Income/Margin
Net interest income/margin (taxable-
 equivalent basis)                                    428,834    3.50%
Less: taxable-equivalent adjustment                     2,389
                                                     --------
Net interest income                                  $426,445
                                                     ========

---------------------------------------------------------------------

Average Assets and Liabilities of Discontinued
 Operations for Period Ended:
                                              September 30, 2006
                                              -------------------
Assets                                          $ 41,135
Liabilities                                     $  6,397
Net Asset                                       $ 34,738

---------------------------------------------------------------------

--------------------------------------------------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)
                              Exhibit 7


                                        For the Three Months Ended
                                      -------------------------------
                                              June 30, 2007
                                      ------------------------------
                                                   Interest  Average
                                        Average    Income/   Yield/
(Dollars in thousands)                  Balance    Expense  Rate (6)
                                                     (10)     (10)
------------------------------------- ------------ -------- ---------
Assets
Loans: (11)
   Commercial, financial and
    industrial                        $14,610,728  $238,175     6.54%
   Construction                         2,296,098    44,047     7.69
   Residential mortgage                12,594,065   167,342     5.31
   Commercial mortgage                  6,213,092   111,720     7.21
   Consumer                             2,557,085    49,579     7.78
   Lease financing                        568,701     7,341     5.16
                                      ------------ --------
     Total loans                       38,839,769   618,204     6.38
Securities - taxable                    8,548,063   108,675     5.09
Securities - tax-exempt                    56,084     1,164     8.30
Interest bearing deposits in banks         88,592     1,295     5.86
Federal funds sold and securities
 purchased under resale agreements        593,718     7,809     5.28
Trading account assets                    317,020     1,601     2.03
                                      ------------ --------
     Total earning assets              48,443,246   738,748     6.11
                                                   --------
Allowance for loan losses                (331,820)
Cash and due from banks                 2,000,691
Premises and equipment, net               486,776
Other assets                            2,517,561
                                      ------------
     Total assets                     $53,116,454
                                      ============
Liabilities
Deposits:
   Transaction accounts               $14,075,542   102,833     2.93
   Savings and consumer time            4,445,326    28,962     2.61
   Large time                           9,173,928   114,380     5.00
                                      ------------ --------
     Total interest bearing deposits   27,694,796   246,175     3.57
                                      ------------ --------
Federal funds purchased and
 securities sold under repurchase
 agreements                               782,000    10,120     5.19
Net funding allocated from (to)
 discontinued operations (12)                   -         -        -
Commercial paper                        1,389,847    17,429     5.03
Other borrowed funds                      333,252     4,689     5.64
Medium and long-term debt               2,033,377    28,973     5.72
Trust notes                                14,714       238     6.48
                                      ------------ --------
     Total borrowed funds               4,553,190    61,449     5.41
                                      ------------ --------
     Total interest bearing
      liabilities                      32,247,986   307,624     3.83
                                                   --------
Noninterest bearing deposits           14,989,226
Other liabilities                       1,291,181
                                      ------------
     Total liabilities                 48,528,393
Stockholders' Equity
Common equity                           4,588,061
                                      ------------
     Total stockholders' equity         4,588,061
                                      ------------
     Total liabilities and
      stockholders' equity            $53,116,454
                                      ============
Reported Net Interest Income/Margin
Net interest income/margin (taxable-
 equivalent basis)                                  431,124     3.56%
Less: taxable-equivalent adjustment                   2,251
                                                   --------
     Net interest income                           $428,873
                                                   ========

--------------------------------------


                                         For the Three Months Ended
                                       -------------------------------
                                             September 30, 2007
                                       ------------------------------
                                                    Interest  Average
                                         Average    Income/   Yield/
(Dollars in thousands)                   Balance    Expense  Rate (6)
                                                      (10)     (10)
--------------------------------------------------- -------- ---------
Assets
Loans: (11)
   Commercial, financial and industrial$14,342,095  $246,275     6.81%
   Construction                          2,371,833    46,043     7.70
   Residential mortgage                 13,196,677   178,589     5.41
   Commercial mortgage                   6,386,963   112,743     7.00
   Consumer                              2,570,234    50,601     7.81
   Lease financing                         616,983     6,260     4.06
                                       ------------ --------
     Total loans                        39,484,785   640,511     6.45
Securities - taxable                     8,593,958   111,934     5.21
Securities - tax-exempt                     55,236     1,150     8.32
Interest bearing deposits in banks          44,185       709     6.37
Federal funds sold and securities
 purchased under resale agreements         355,111     4,683     5.23
Trading account assets                     368,232     1,898     2.04
                                       ------------ --------
     Total earning assets               48,901,507   760,885     6.19
                                                    --------
Allowance for loan losses                 (335,932)
Cash and due from banks                  1,845,331
Premises and equipment, net                485,934
Other assets                             2,598,845
                                       ------------
     Total assets                      $53,495,685
                                       ============
Liabilities
Deposits:
   Transaction accounts                $14,288,967   108,653     3.02
   Savings and consumer time             4,475,522    30,453     2.70
   Large time                            9,515,315   120,391     5.02
                                       ------------ --------
     Total interest bearing deposits    28,279,804   259,497     3.64
                                       ------------ --------
Federal funds purchased and securities
 sold under repurchase agreements        1,130,404    14,284     5.01
Net funding allocated from (to)
 discontinued operations (12)                    -         -        -
Commercial paper                         1,559,098    19,753     5.03
Other borrowed funds                       828,655    11,321     5.42
Medium and long-term debt                1,846,674    26,957     5.79
Trust notes                                 14,601       239     6.53
                                       ------------ --------
     Total borrowed funds                5,379,432    72,554     5.35
                                       ------------ --------
     Total interest bearing liabilities 33,659,236   332,051     3.91
                                                    --------
Noninterest bearing deposits            13,786,534
Other liabilities                        1,385,686
                                       ------------
     Total liabilities                  48,831,456
Stockholders' Equity
Common equity                            4,664,229
                                       ------------
     Total stockholders' equity          4,664,229
                                       ------------
     Total liabilities and
      stockholders' equity             $53,495,685
                                       ============
Reported Net Interest Income/Margin
Net interest income/margin (taxable-
 equivalent basis)                                   428,834     3.50%
Less: taxable-equivalent adjustment                    2,389
                                                    --------
     Net interest income                            $426,445
                                                    ========

---------------------------------------

Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)
                              Exhibit 8


                                      For the Nine Months Ended
                                  ----------------------------------
                                          September 30, 2006
                                  ----------------------------------
                                                Interest     Average
                                    Average      Income/     Yield/
(Dollars in thousands)              Balance     Expense     Rate (6)
                                                   (10)       (10)
----------------------------------------------------------- ---------
Assets
Loans: (11)
Commercial, financial and
 industrial                        $12,899,687  $  635,197      6.58%
Construction                         1,747,603      99,166      7.59
Residential mortgage                11,719,852     448,192      5.10
Commercial mortgage                  5,664,966     300,116      7.08
Consumer                             2,500,890     142,343      7.61
Lease financing                        567,508      11,790      2.77
                                  -------------------------
Total loans                         35,100,506   1,636,804      6.23
Securities - taxable                 8,378,496     306,164      4.87
Securities - tax-exempt                 62,670       3,804      8.09
Interest bearing deposits in banks      43,804       1,570      4.79
Federal funds sold and securities
 purchased under resale agreements     541,607      20,594      5.08
Trading account assets                 354,134       5,047      1.91
                                  -------------------------
Total earning assets                44,481,217   1,973,983      5.93
                                               ------------
Allowance for loan losses             (337,145)
Cash and due from banks              2,096,935
Premises and equipment, net            510,416
Other assets                         2,675,245
                                  -------------
Total assets                       $49,426,668
                                  =============
Liabilities
Deposits:
Transaction accounts               $12,757,571     201,641      2.11
Savings and consumer time            4,477,251      65,672      1.96
Large time                           5,133,186     173,971      4.53
                                  -------------------------
Total interest bearing deposits     22,368,008     441,284      2.64
                                  -------------------------
Federal funds purchased and
 securities sold under repurchase
 agreements                            678,926      23,657      4.66
Net funding allocated from (to)
 discontinued operations (12)          (42,570)     (1,509)     4.74
Commercial paper                     1,514,196      52,420      4.63
Other borrowed funds                   319,096      12,233      5.13
Medium and long-term debt            1,164,090      49,246      5.66
Trust notes                             15,166         715      6.28
                                  -------------------------
Total borrowed funds                 3,648,904     136,762      5.01
                                  -------------------------
Total interest bearing liabilities  26,016,912     578,046      2.97
                                               ------------
Noninterest bearing deposits        17,348,964
Other liabilities                    1,508,382
                                  -------------
Total liabilities                   44,874,258
Stockholders' Equity
Common equity                        4,552,410
                                  -------------
Total stockholders' equity           4,552,410
                                  -------------

Total liabilities and
 stockholders' equity              $49,426,668
                                  =============
Reported Net Interest
 Income/Margin

Net interest income/margin
 (taxable-equivalent basis)                      1,395,937      4.19%
Less: taxable-equivalent
 adjustment                                          4,478
                                               ------------
Net interest income                             $1,391,459
                                               ============


                                         For the Nine Months Ended
                                     ---------------------------------
                                            September 30, 2007
                                     --------------------------------
                                                  Interest   Average
                                       Average     Income/    Yield/
(Dollars in thousands)                 Balance    Expense   Rate (6)
                                                     (10)      (10)
----------------------------------------------------------------------
Assets
Loans: (11)
Commercial, financial and industrial $14,544,388  $  721,728     6.63%
Construction                           2,300,862     132,865     7.72
Residential mortgage                  12,728,651     509,697     5.34
Commercial mortgage                    6,222,590     331,429     7.12
Consumer                               2,556,710     149,159     7.80
Lease financing                          578,082      17,339     4.00
                                     -----------------------
Total loans                           38,931,283   1,862,217     6.39
Securities - taxable                   8,574,162     327,877     5.10
Securities - tax-exempt                   56,316       3,468     8.21
Interest bearing deposits in banks        70,650       3,113     5.89
Federal funds sold and securities
 purchased under resale agreements       596,492      23,644     5.30
Trading account assets                   339,666       5,200     2.05
                                     -----------------------
Total earning assets                  48,568,569   2,225,519     6.12
                                                 -----------
Allowance for loan losses               (332,690)
Cash and due from banks                1,931,371
Premises and equipment, net              488,562
Other assets                           2,540,779
                                     ------------
Total assets                         $53,196,591
                                     ============
Liabilities
Deposits:
Transaction accounts                 $13,969,058     302,991     2.90
Savings and consumer time              4,445,590      86,372     2.60
Large time                             9,045,417     338,566     5.00
                                     -----------------------
Total interest bearing deposits       27,460,065     727,929     3.54
                                     -----------------------
Federal funds purchased and
 securities sold under repurchase
 agreements                              986,589      37,928     5.14
Net funding allocated from (to)
 discontinued operations (12)                  -           -        -
Commercial paper                       1,576,745      59,446     5.04
Other borrowed funds                     821,910      33,291     5.42
Medium and long-term debt              1,752,240      75,625     5.77
Trust notes                               14,713         715     6.48
                                     -----------------------
Total borrowed funds                   5,152,197     207,005     5.37
                                     -----------------------
Total interest bearing liabilities    32,612,262     934,934     3.83
                                                 -----------
Noninterest bearing deposits          14,619,879
Other liabilities                      1,376,387
                                     ------------
Total liabilities                     48,608,528
Stockholders' Equity
Common equity                          4,588,063
                                     ------------
Total stockholders' equity             4,588,063
                                     ------------

Total liabilities and stockholders'
 equity                              $53,196,591
                                     ============
Reported Net Interest Income/Margin

Net interest income/margin (taxable-
 equivalent basis)                                 1,290,585     3.55%
Less: taxable-equivalent adjustment                    6,755
                                                 -----------
Net interest income                               $1,283,830
                                                 ===========


---------------------------------------------------------------------
Average Assets and Liabilities of Discontinued Operations for Period
 Ended:
                                              September 30,
                                                    2006
                                             -----------------
Assets                                           $244,210
Liabilities                                      $201,640
Net Asset                                         $42,570

---------------------------------------------------------------------

---------------------------------------------------------------
Refer to Exhibit 11 for footnote explanations.


               UnionBanCal Corporation and Subsidiaries

                    Noninterest income (Unaudited)
                              Exhibit 9

                                                  Percentage Change
                                                           to
                      For the Three Months Ended  September 30, 2007
                                                          from
                     ---------------------------- --------------------
                     Sept. 30, June 30, Sept. 30, Sept. 30,   June 30,
 (Dollars in
  thousands)           2006      2007      2007     2006         2007
 ------------------- --------- -------- --------- ----------- --------
 Service charges on
  deposit accounts   $ 79,083  $ 77,218  $ 76,210     (3.63)%  (1.31)%
 Trust and
  investment
  management fees      47,555    51,585    51,262      7.80    (0.63)
 Trading account
  activities           14,311    13,838    21,795     52.30    57.50
 Insurance
  commissions          17,301    16,501    15,988     (7.59)   (3.11)
 Brokerage
  commissions and
  fees                  8,531     9,533    10,476     22.80     9.89
 Merchant banking
  fees                 11,655     8,809    10,031    (13.93)   13.87
 Card processing
  fees, net             7,241     7,824     7,785      7.51    (0.50)
 Securities gains,
  net                      43       230       171     nm      (25.65)
 Gain on private
  capital
  investments, net      7,681    20,171    12,203     58.87   (39.50)
 Other                 23,854    24,136    29,811     24.97    23.51
                     --------- -------- ---------
  Total noninterest
   income            $217,255  $229,845  $235,732      8.50 %   2.56 %
                     ========= ======== =========


                   Noninterest expense (Unaudited)

                                                  Percentage Change
                                                           to
                                                  September 30, 2007
                      For the Three Months Ended          from
                     ---------------------------- --------------------
                     Sept. 30, June 30, Sept. 30, Sept. 30,   June 30,
 (Dollars in
  thousands)           2006      2007      2007     2006         2007
 ------------------- --------- -------- --------- ----------- --------
 Salaries and other
  compensation       $200,591  $206,110  $203,914      1.66 %  (1.07)%
 Employee benefits     44,022    45,320    32,661    (25.81)  (27.93)
                     --------- -------- ---------
  Salaries and
   employee benefits  244,613   251,430   236,575     (3.29)   (5.91)
 Net occupancy         35,753    35,244    39,017      9.13    10.71
 Outside services      31,890    18,851    21,394    (32.91)   13.49
 Professional
  services             12,169    11,970    18,162     49.25    51.73
 Equipment             17,387    16,367    15,964     (8.18)   (2.46)
 Software              15,334    15,136    15,325     (0.06)    1.25
 Advertising and
  public relations     11,726    10,476    10,339    (11.83)   (1.31)
 Communications         9,942     8,855     9,965      0.23    12.54
 Data processing        7,933     8,626     8,152      2.76    (5.50)
 Intangible asset
  amortization          3,427     2,243     2,243    (34.55)    0.00
 Foreclosed asset
  expense (income)       (183)        9        37     nm        nm
 Provision for
  losses on off-
  balance sheet
  commitments               -         -     4,000     nm        nm
 Other                 27,030    32,658    27,247      0.80   (16.57)
                     --------- -------- ---------
  Total noninterest
   expense           $417,021  $411,865  $408,420     (2.06)%  (0.84)%
                     ========= ======== =========


               UnionBanCal Corporation and Subsidiaries

                    Noninterest income (Unaudited)
                              Exhibit 10

                                                           Percentage
                                                            Change to
                                     For the Nine Months   September
                                             Ended          30, 2007
                                                              from
                                    ---------------------- -----------
                                     Sept. 30,  Sept. 30,  Sept. 30,
 (Dollars in thousands)                2006        2007       2006
 ---------------------------------- ----------- ---------- -----------
 Service charges on deposit
  accounts                          $  242,555  $  228,373     (5.85)%
 Trust and investment management
  fees                                 146,050     151,407      3.67
 Insurance commissions                  54,571      52,739     (3.36)
 Trading account activities             41,495      50,473     21.64
 Brokerage commissions and fees         26,656      29,669     11.30
 Merchant banking fees                  28,280      27,917     (1.28)
 Card processing fees, net              21,144      22,736      7.53
 Securities gains, net                   1,822       1,621    (11.03)
 Gain on private capital
  investments, net                      14,210      41,469     nm
 Other                                  77,610      81,731      5.31
                                    ----------- ----------
   Total noninterest income         $  654,393  $  688,135      5.16 %
                                    =========== ==========


                   Noninterest expense (Unaudited)

                                                           Percentage
                                                            Change to
                                                           September
                                     For the Nine Months    30, 2007
                                             Ended            from
                                    ---------------------- -----------
                                     Sept. 30,  Sept. 30,  Sept. 30,
 (Dollars in thousands)                2006        2007       2006
 ---------------------------------- ----------- ---------- -----------
 Salaries and other compensation    $  596,539  $  617,681      3.54 %
 Employee benefits                     149,206     128,839    (13.65)
                                    ----------- ----------
   Salaries and employee benefits      745,745     746,520      0.10
 Net occupancy                         103,109     109,398      6.10
 Outside services                       91,203      60,081    (34.12)
 Equipment                              52,155      48,885     (6.27)
 Professional services                  43,754      47,219      7.92
 Software                               47,001      44,657     (4.99)
 Advertising and public relations       33,228      29,204    (12.11)
 Communications                         30,555      28,611     (6.36)
 Data processing                        23,175      25,019      7.96
 Intangible asset amortization          10,284       6,729    (34.57)
 Foreclosed asset expense (income)     (15,332)         55     nm
 (Reversal of) provision for
  allowance for losses on off-
  balance sheet commitments             (7,000)      5,000     nm
 Other                                  86,718      90,998      4.94
                                    ----------- ----------
   Total noninterest expense        $1,244,595  $1,242,376     (0.18)%
                                    =========== ==========


               UnionBanCal Corporation and Subsidiaries

                              Footnotes
                              Exhibit 11
----------------------------------------------------------------------

 (1) Taxable-equivalent basis.

 (2) Dividends per share reflect dividends declared on UnionBanCal Corporation's common stock outstanding as of the declaration date.

 (3) Common shares outstanding reflect common shares issued less treasury shares. Weighted average common shares outstanding (basic) excludes nonvested restricted shares but includes the impact of those shares in the calculation of diluted shares.

 (4) End of period total assets and assets used in calculating these ratios include those of discontinued operations.

 (5) Average balances used to calculate our financial ratios are based on continuing operations data only, unless otherwise indicated.

 (6) Annualized.

 (7) The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income) and the (reversal of) provision for losses on off-balance sheet commitments, as a percentage of net interest income (taxable-equivalent basis) and noninterest income, and is calculated for continuing operations only.

 (8) Estimated as of September 30, 2007. The regulatory capital and leverage ratios include discontinued operations.

 (9) The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments. These ratios relate to continuing operations only.

(10) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(11) Average balances on loans outstanding include all nonperforming loans and loans held for sale. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.
(12) Net funding allocated from (to) discontinued operations represents the shortage (excess) of assets over liabilities of discontinued operations. The expense (earning) on funds allocated from (to) discontinued operations is calculated by taking the net balance and applying an earnings rate or a cost of funds equivalent to the corresponding period's Federal funds purchased rate.

 nm = not meaningful

    CONTACT: UnionBanCal Corporation
             John A. Rice, Jr., 415-765-2998 (Investor Relations)
             Stephen L. Johnson, 415-765-3252 (Public Relations)
             Michelle R. Crandall, 415-765-2780 (Investor Relations)